Exhibit 16.1

July 29, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Honeywell International Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Honeywell International Inc. dated July 29, 2014. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

   PricewaterhouseCoopers LLP, 400 Campus Drive, Florham Park, NJ 07932

   T: (973) 236 4000, F: (973)236 5000, www.pwc.com/us